Exhibit 23.28

CONSENT OF PIER FEDERICI

I consent to all references to my name and any quotation from, or summarization of, the technical report summary entitled “Technical Report for the Donald Rare Earths and Mineral Sands Project, Victoria, Australia” dated February 17, 2026, effective as of December 31, 2025 (the "Technical Report"), and any other references to my name, included or incorporated by reference in:

(i)the Annual Report on Form 10-K for the period ended December 31, 2025 (the “10-K”) of Energy Fuels Inc. (the “Company”) being filed with the United States Securities and Exchange Commission, and any amendments or supplements thereto;

i.the Company’s Form S-3 Registration Statements (File Nos. 333-278193 and 333-226878), and any amendments or supplements thereto; and

i.the Company’s Form S-8 Registration Statements (File Nos. 333-217098, 333-205182, 333-194900, 333-226654, 333-254559, 333-278611 and 333-286685), and any amendments or supplements thereto.
I further consent to the filing of the Technical Report as an exhibit thereto.

/s/ Pier Federici
Pier Federici, FAusIMM (CP Min)

Date: February 26, 2026